Exhibit 4.1

THIS WARRANT HAS BEEN, AND THE WARRANT SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE WARRANT SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

IMPERALIS HOLDING CORP.

WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

___, 2023

THIS CERTIFIES THAT, for value received, FAR Holdings International, LLC, a Delaware limited liability company with an address at 502 Carnegie Center, Suite 104, Princeton, NJ 08540 (the “Holder”), is entitled to subscribe for and purchase from Imperalis Holding Corp., a Nevada corporation with an address at 1421 McCarthy Blvd., Milpitas, CA 95035 (the “Company”), one million (1,000,000) shares (the “Warrant Shares”) of the fully paid and nonassessable common stock, par value $0.001 per share, of the Company (the “Common Stock”), at $0.044 per share (the “Exercise Price”).

This Warrant is subject to the following terms and conditions:

1.           TERM. This Warrant is exercisable, in whole or in part, at any time (i) commencing on the date of this Warrant (the “Initial Exercise Date”) and (ii) prior to the expiration of five (5) years following the date of this Warrant.

2.            EXERCISE; PAYMENT.

A.       Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, from time to time at the principal office of the Company, by delivering a completed and duly executed Notice of Exercise (attached hereto as Exhibit A) and by the payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Warrant Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised, with the Holder having all rights as a record holder including, but not limited to, all voting rights.

B.        Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares of Common Stock so purchased shall be delivered to the Holder within five (5) business days after said exercise and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time provided a copy of any other Warrant issued to the Holder is delivered to the Company prior to the issuance of a new Warrant. If the Company fails to deliver the Warrant Shares of Common Stock so purchased to the Holder pursuant to this Paragraph C of this Article 2 of this Warrant, the Company shall pay the Holder an additional amount of one hundred dollars ($100) per calendar day for each late day of delivery.

3.            STOCK FULLY PAID; RESERVATION OF WARRANT SHARES. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price thereof, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient Warrant Shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price thereof shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

A.       Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) except as provided by the last sentence in this Section 4(A), pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of such shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of such shares or (iv) issues by reclassification any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 4(A) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification. Notwithstanding the foregoing, the Holder agrees and acknowledges that in the event a Fundamental Transaction shall have occurred at the time that the Holder exercises all or any portion of this Warrant, the Holder shall not be entitled to receive distributions of any securities of a subsidiary of the Successor Entity that it may spin out to its stockholders.

B.       Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares thereof for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall, subject to the last sentence of Section 4(A) above, cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(B) and shall deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a proportionate number of shares of common stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares acquirable and receivable upon exercise of this Warrant in conjunction with such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of common stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of common stock, such number of shares of common stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

C.       Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

D.       Notice to Holder; Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

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5.          FRACTIONAL WARRANT SHARES. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall round up the number of such shares to the nearest whole.

6.          RIGHTS OF STOCKHOLDERS. No holder of this Warrant shall be entitled, as a warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

7.           MISCELLANEOUS.

A.       Headings. Headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

B.       Enforceability. If any provision which is contained in this Warrant should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Warrant and this Warrant shall be construed as if such invalid or unenforceable provision had not been contained herein.

C.       Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

To the Holder:	FAR Holdings International, LLC
502 Carnegie Center, Suite 104
Princeton, NJ 08540
Attn: Frank Albo
Email: frank@farholdingsintl.com

To the Company:	Imperalis Holding Corp.
1421 McCarthy Blvd.
Milpitas, CA 95035
Attn: Amos Kohn, CEO
Email: Akohn@turnongreen.com

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph C of this Article 7 of this Warrant are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

D.       Governing Law; Disputes. This Warrant shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby consent to and irrevocably and exclusively submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph C of this Article 7 of this Warrant.

F.        Construction. Each of the parties hereto hereby further acknowledges and agrees that this Warrant shall not be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.

G.      Entire Warrant. This Warrant and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Warrant, neither party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Warrant or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.

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H.      Third Party Beneficiaries. This Warrant and all documents and instruments referred to herein are not intended to confer upon any person (other than the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns) any legal or equitable right or remedy of any nature whatsoever pursuant to or by reason of this Warrant.

I.        Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Warrant and the intents and purposes hereof.

J.       Binding Effect. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

K.      Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Warrant shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Warrant or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Warrant to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

L.        Counterparts. This Warrant may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

M.       No Assignment. The parties hereby agree that the obligations under this Warrant shall not be transferred or assigned to any third parties without the prior written consent of each party to this Warrant.

N.        Facsimile Signatures. Any signature which is delivered via facsimile shall be deemed to be an original and have the same force and effect as if such facsimile signature were the original thereof.

O.        Modifications. This Warrant may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Warrant which is signed by the Holder and the Company.

P.      Severability. The provisions of this Warrant shall be deemed separable. Therefore, if any part of this Warrant is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Warrant; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Warrant to any party, that party may cancel, and terminate this Warrant by giving written notice to the other party.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Issued this ___ day of , 2023.

IMPERALIS HOLDING CORP.

By:

Amos Kohn, CEO

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EXHIBIT A

FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant]

To IMPERALIS HOLDING CORP.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 2 of the Warrant with respect to ________________________ Warrant Shares, at an exercise price per share of $[                         ], and requests that the certificates for such Warrant Shares be issued in the name of, and delivered to:

______________________________________

______________________________________

______________________________________

______________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

Dated:

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)